Henan Law Anhou Insurance Agency Limited Liability Company

Agreement
This agreement is signed by the two parties:
Name of Party A: Henan Law Anhou Insurance Agency Co., Ltd. (hereinafter referred to as Party A)
Legal representative: LI, FU-CHANG
Registered address: 4F, Hesheng shidai Business Building, No.26, South Yousheng Road, Jinshou District, Zhengzhou City
Postcode: 450012
Tel: 0317-60277684

Name of Party B: LI, FU-CHANG
ID No.: A104355696

Taiwanese passport: 0022992504 (D)

Home address: NO. 3, 4th floor, NO.19, 199th alley, Passage 3, Bade Unit, No. 16, Fushi town, Songshan district, Taibei City
Physical address: 0206, high-rise, No.60, Hongqi road Zhengzhou City
Postcode of physical address: 450002
Mobile number: 13592500699	Tel of physical address:

In accordance with Company Law of the People’s Republic of China, Insurance Law of the People’s Republic of China, Regulations Governing Insurance Agencies, relevant laws and regulations, abiding by principles of legality, fairness, equality, voluntariness, unanimity through consultation, honesty and credibility, Party A and Party B shall reach following agreements:

Article I Term and Position of Engagement

Party A engages Party B as legal representative of Party A, the term of engagement is from January 1st, 2011 to December 31st, 2011, as well as the independent operation consultant to Party A during such term.
This agreement shall be terminated upon expiration. For the sake of work requirements, both Party A and Party B are willing to continue the engagement relation, this agreement shall be renewed by consensus.

Article II Job description →depending on the authorized scope

2.1 Party B shall assist Party A in operating and managing insurance agency businesses during his term of engagement, including but not limited to the following matters:
(1) preside over the operation and management of insurance company, organize and exert decisions of the meeting of board.

(2) organize and exert company's annual operation plan and scheme.
(3) draft the set plan of inner managing organizations
(4) draft the basic system of management
(5) draft the specific regulations
(6) Apply to employing or dismissing manager, vice-manager and the one who is in charge of finance.
(7) decide to employ or dismiss the one that is in charge of management and that shall be decided by the board meeting.
(8) other rights authorized by the board meeting.
(9) rights regulated by other rules.

Article III Compensation and Condition of Engagement →depending on the conditions of agreements

Party A shall pay RMB6,000.00 to Party B as compensation each month. This compensation covers various allowance and subsidies. Party B shall not ask for any other compensation except the relations according to this agreement and the reasonable and indispensable fees paid by Party B as the necessary of position.
Party B shall pay individual income tax to tax authorities from income paid by Party A.  It shall be withheld on a monthly basis by Party A from Party B’s compensation to tax authorities.

Article IV Welfare and conditions of engagement → depending on the conditions of agreements

Party A shall render these following welfares to Party B:

(1) For returning to Taiwan shall be paid three times in each fiscal year; receipts and tickets shall be checked and reimbursed.
(2)……(ex：rendering accommodation and allowance )
(3)……(ex: rendering official car and gas subsidiary)
(4)……(ex: rendering subsidiary of business travel)
(5)……(ex: rendering travel complement )
(6)……(ex: rendering paid vacation for 20 days)
(7)……(ex: rendering the gifts or bonus for festivals)
(8)……(ex: rendering subscription right)

V Other Agreements

Party B agrees to abide by and perform these agreements:

(1) Party B guarantees to perform duties within the scope of authority, shall not beyond it.

(2) Party B promises that no any other legal obligations and any obligation of agreements made between and by Party B and other organization could limit his legal qualification to be engaged according to the laws. And agrees that any economic disputes or claims which are resulted from previous labour or entrust relationships have nothing to do with Party A.
(3)Party A may require internal examinations to avoid wrongful administration.
(4) Party B shall not take advantage of its post to ask or accept presents or benefit form the third party in any form.
(5) Party B promises to conform to the requirements of legal representative which are regulated by insurance agency supervision regulations of CIRC.

Article VI Confidentiality clause

Without the approval from Party A, Party B shall not disclose any information confidential or secret for Party A, and facts or information relevant to affairs or business to any third party, except as otherwise inquired by the government or judicial.  This obligation shall remain in effect after the terminations of this agreement, until relevant facts or information have entered into the public as public information.  Party A shall be entitled to establish confidentiality provisions, or sign confidentiality agreement with Party B, to clearly definite the scope of business secrets and related rights and obligations.  Provided that business secrets are known by the public, contents of secrecy and confidentiality clause, and confidentiality agreement shall be invalid automatically.
Without the approval from Party A, Party B shall not take or copy any document and/or other written materials, which are not directly relevant to Party B’s duties, and any personnel without approval from Party A shall not touch above materials, regardless of in office of Party A or outside this office.
Without the approval from Party A, Party B shall not reveal contents of any items in this Agreement to any third party, except as otherwise inquired by the government or judicial.

Article VII Duty of Loyalty and Competitive Restriction

Party B agrees to finish tasks of his post with absolute dedication. Without Party A's agreement in written, Party B shall not make any hiring or labour contracts with any other third party in any form during his term of engagement.
In validity period of this Agreement, Party B shall not provide service or business support to enterprises or organizations, which directly or indirectly develop competitive relationship with Party A or branch organization of Party A, by any means. In the duration of this agreement, Party B shall not seek or hold profit by other ways in above enterprises, organizations, and business or transaction.
Provided that Party B act against above two regulations, Party B shall render prescribed payment RMB 100,000 in one time except undertaking the prescribed responsibility in accordance with Article IX of this agreement.

No matter Party B leave the position with any reason, Party B shall not operate any enterprises or organizations, which have competitive relationship with Party A in the continuous two years after being left the position, or provide service or work as consultant providing consultation to enterprises or organizations, which directly or indirectly develop competitive relationship with Party A or branch organization of Party A, by any means.
According to the economic compensation should be rendered by Party A during the term of competitive restriction, Party B have known and agreed that the compensation has been paid on monthly basis during the term of engagement. And Party B shall not claim any more; in case Party B violates regulations of competitive restriction, he shall pay Party A the default punishment RMB 100,000 one time.

Article VIII Dissolution and termination of this agreement

Meeting one of following conditions, this agreement shall be terminated, except as otherwise prescribed by applicable laws and regulations:
(1)Upon expiration of this agreement;
(2) Party B is dead, or has been declared dead or missing by people’s court;
(3) Party A has been declared bankrupt in accordance with laws;
(4) Party A has its business license revoked, is ordered to close down and revoked, or Party A decides to dissolve in advance;
(5) Other circumstances as stipulated by laws and administrative regulations.

Party A and Party B can dissolve this agreement by consensus; one party shall inform Party B in written form 30 days in advance in case that no consensus is to be reached and render RMB 100,000 as compensation for the loss.

Provided that Party A meets one of following conditions, Party B shall dissolve this agreement at any time and do not need to bear the compensation of loss:
(1) Party A forces Party B against his/her true intentions to enter into or alter this agreement by means of fraud or duress, or by taking advantage of the other party’s hardship, resulting in invalidity of this agreement;
(2) Party A does not pay compensation in time and in full; resulting in no payment after being asked for by Party B;
(3) Rules and regulations of Party A violate laws and regulations, harm to the interests of Party B;

Provided that Party B meets one of following conditions, Party A shall dissolve this agreement at any time and do not need to bear the compensation of loss:
(1) Force Party A against his/her true intentions to enter into this agreement by means of fraud or duress, and result in invalidity of this agreement;
(2) Neglect his/her duties to a serious extent, practice graft while holding public office, and cause damage to interests of Party A;
(3) Be affixed with criminal responsibility;

(4)Be failure to reach the performance indicator of Article III in this agreement; still fail to reach the goal after having an improvement period.
(5)Betray agreements from Article III to Article VII of this agreement.
(6) Suffer from diseases or injury; still not be qualified for the job after being treated for three months.

When this agreement is dissolved or terminated for any reason, Party B shall handle work handover in accordance with agreements of both parties and related regulations of Party A, and shall return all used and kept treasures that belong to Party A; provided that for the sake of reasons of Party B, Party B can’t handle work handover or return treasures to Party A in time, and result in financial losses, Party B shall be liable for compensation.

Article IX Liability for breach of this agreement

Provided that any party is in breach of this agreement, this party shall be liable for its breach of this agreement and indemnify for all losses thus incurred to the other party.
Provided that any party dissolves this agreement, does not inform the other party in time under the provisions of this agreement, and causes economic losses or other adverse effects to the other party, the aggrieved party shall be entitled to demand that the defaulting party pays compensation for damages and eliminates adverse effects.

Article X Supplementary Provisions

For issues not stipulated in this agreement, Party A and Party B shall sign a supplement agreement; provided that supplement agreement is in conflict with this agreement or other supplement agreements, the agreement signed later shall prevail.
Provided that a dispute arises when Party A and Party B fulfill this agreement, it shall be settled through consultations. Provided that the mediation fails, either party may submit the dispute to competent court where Party A is located for arbitration within 60 days starting from the date of the occurrence of a dispute.
This agreement is written in Chinese language in two originals, one for each party.
This agreement or any rights hereunder shall not be transferred to any third party.
This agreement shall come into effect as soon as it is duly signed and sealed by Party B and by Party A.

Party A: Henan Law Anhou Insurance Agency Co., Ltd. legal representative or principal (sealed by): LI, FU-CHANG	Party B (sealed by): LI, FU-CHANG
Date: January 1st, 2011	Date: January 1st, 2011

Henan Law Anhou Insurance Agency Limited Liability Company

Business Non-Disclosure Agreement

This Agreement is signed by the two parties:
Name of Party A: Henan Law Anhou Insurance Agency Co., Ltd. (hereinafter referred to as Party A)
Legal representative:  LI, FU-CHANG
Registered address: 4F, Hesheng shidai Business Building, No.26, South Yousheng Road, Jinshou District, Zhengzhou City
Postcode: 450012
Tel: 0317-60277684

Name of Party B: LI, FU-CHANG
ID No.: A104355696
Taiwanese passport: 02054785
Home address: NO. 3, 4th floor, NO.19, 199th alley, Passage 3, Bade Unit, No. 16, Fushi town, Songshan district, Taibei City
Physical address: 0206, high-rise, No.60, Hongqi road Zhengzhou City
Postcode of physical address: 450002
Mobile number: 13592500699	Tel of physical address:

Whereas Party B is engaged and paid with corresponding compensation by Party A, Party A and Party B are entered into and abide by this business non-disclosure agreement relating to that Party B shall keep commercial secrets of Party A during his term of service and after being demission:

Article I

Both parties confirm that all invention and creation, technique secretes or other commercial secretes and relative intellectual property rights which are gained by Party B through Party A's material and technique support and business belongs to Party A. Party A could utilize these creation and invention, technique secretes or other commercial secretes to producing, operating or transferring to the third party fully and freely within its scope of business. Party B should satisfy Party A's requirement to render all necessary information and take all necessary actions, which include application, registration, and enrollment, to assist Party A to gaining and exerting the related intellectual property rights.

These abovementioned invention and creation, technique secretes and other commercial secretes, related rights of invention and signing belong to Party B, who work as the inventor, creator or developer, Party A respect Party B's spiritual rights and assist Party B to exerting these rights.

Article II

As for the creation and invention, technique secrets other commercial secretes related to Party A's business, which are done during Party B's term of service, Party B should declare to Party A in time when Party B wants to claim his own intellectual property right of which. Party B shall enjoy the intellectual property right and Party A shall take advantage of these achievement to producing, operating and transferring to the third party without Party B's definitely authorized as for which are verified by Party A as the non-post achievements.
As for the post achievements are not declared by Party B. Party A shall employ these achievements to producing, operating or transferring to the third party. Even those achievements are provided to be non-post achievements, Party B shall not require Party A to undertake any economic responsibilities.
After having Party B's declaration, Party A could negotiate through consultation in case there's consultation to be reached. It can be solved through arbitration at the committee of arbitration where Party A registered.

Article III
During the course of Party B’s engagement with Party A, Party B shall comply with the rules and regulations in written or other forms, over confidential information set by Party A and shall undertake corresponding confidentiality obligations and liabilities that come with the engagement. Despite any absence and vague of provisions in confidentiality rules and regulations set by Party A, Party B shall act in a prudent and honest way and shall take reasonable steps when necessary to maintain secrecy about the technical information and business information that belonged to Party A or Party A is obligated to keep confidential.

Article IV
Without the approval of Party A, Party B shall not, beyond the scope of engagement, make known to a third party (including other employers of Party A who shall not acquire the information under rules and regulations) by spilling, announcing, publishing, authorizing, transferring or any other means, or make use of the technical information and business information that belonged to Party A or Party A is obligated to keep confidential.

Article V
Two parties agree that after Part B dismissed, he also have the obligation of maintaining confidentiality to the Technical secrets and other trade secret information which are known and agreed as commitment during the assignment, and assume the obligation of not using any secret information unauthorized, whatever the reason Part B dismissed for.
The deadline of assuming the obligation of maintaining confidentiality is five years after demission.

Part B approval that Part A have consider the obligation of maintaining confidentiality after Part B dismissed when part A pay compensation to Part B, so Part A don't need to pay extra security expense to Part B when he dismissed.

Article VI
Party B commits he shall not use other people's technical secrets or other commercial secretes without permission or exert action which may invade other people's intellectual property rights.
In case Party B violate above commitments which are results in Party A gaining charge by the third party, Party B shall undertake all the court costs which are used for the charge by Party A; in case Party A undertake all the responsibilities of compensation, Party A has the right to claim compensation from Party B. The above mentioned court costs and violation compensation shall be deducted from Party B's compensation.

Article VII
Party B's actions that are according to Party A's clearly requirements or that is to finish the specific task gave by Party A with clearly direction are certain to violate others' intellectual property rights, Party B shall not undertake or partly undertake the trails and compensation of infringement.

Article VIII
Party B commit that he could not undertake any title, including, without limitation, shareholder, partner, director, supervisor, manager, agent and consultant, in any other company, public enterprises, social organization, which produce or operate products of the same kind or render service of the same kind, without Party A's agreement in advance during his term of office for Party A.

Article IX
Documents, data, graphs, notes, reports, letters faxes, tapes, CDs and any carriers in other form, which record secretes information of Party A, held or safe-kept by Party B as for the need of work belong to Party A, no matter these secrete information have commercial value or not.

Article X
Party B shall return all the properties belonging to Party A, including all the carrier carrying Party A's secretes information when he leaves his post or when Party A gives out requests.
However, if the carrier recording secrete information is self-provided by Party B and those secrete information could be erased or copied from the carriers, those secretes information could be copied by Party A into other carriers, whose property enjoyed by Party A, and then erased the secrete information on the old carrier. In that case, Party B need not return carriers, and Party A need not render economical compensation to Party B.

Article XI

The technique secretes mentioned in this agreement, including, without limitation, technical solution, project design, circuit design, methods of manufacture, prescription, technical process, technical guide, software of computer, database, record of study and develop, technical report, test report, experiment data, examine result, drawing, samples, models machine, molds, operation manual, technical documents, related correspondence and so on.

Other commercial secretes mentioned in this agreement, including, without limitation, clients list, marketing plan, purchase data, pricing policy, financial data, and purchase channels and so on.

Article XII
The term of office in this agreement is subject to the date of the engagement agreement signed by Party A and Party B.
The term of dismissal in this agreement is subject to the date on which any Party clearly declares to terminate or resign the engagement agreement.

Article XIII
Any dissension brought from this agreement could not be solved through consultation, each party is entitled to apply arbitration to the committee of arbitration where Party A registered.

Article XIV
In case Party B violates any article of this agreement, it shall pay RMB 100,000 to Party A; No matter the liquidated damage is paid or not, Party A has the right to dismiss Party B immediately without information in advance.
In case Party B's act of breach incurs Party A's losses, Party B shall compensate Party A's losses. The liquidated damage shall not replace compensation of losses, but it could be deducted from the amount of losses.

Article XV
This agreement shall come into effect upon the date on which it being signed and stamped.

Article XVI
In case this agreement is contraindicated to previous verbal and written agreements, this agreement shall be applied. Any modification of this agreement must adopt each party's agreement in written.

Party A: Henan Law Anhou Insurance Agency Co., Ltd. legal representative or principal (sealed by): LI, FU-CHANG	Party B (Sealed by): LI, FU-CHANG
Date: January 1st, 2011	Date: January 1st, 2011